KINDER MORGAN, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

     This Nonqualified Stock Option Agreement ("Option Agreement") is between Kinder Morgan, Inc. (the "Company"), and Employee Name ("Optionee"), who agree as follows:

     Section 1.  Introduction. The Company has heretofore adopted the Kinder Morgan, Inc. (f/k/a KN Energy, Inc.) 1999 Stock Option Plan (the "Plan") for the purpose of providing eligible employees of the Company and its Affiliates (as defined in the Plan) with incentive and reward opportunities designed to enhance the profitable growth of the Company. The Company, acting through the Committee (as defined in the Plan), has determined that its interests will be advanced by the issuance to Optionee of a nonqualified stock option under the Plan.

     Section 2.  Option. Subject to the terms and conditions contained herein, the Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company # of options shares of the Company's common stock, $5.00 par value ("Stock"), at a price of _______ per share.

     Section 3.  Option Period. The Option herein granted may be exercised by Optionee in whole or in part at any time during a ten year period (the "Option Period") beginning on ______________ (the "Date of Grant"), subject to the limitation that said Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years of employment or service with the Company or its Affiliates from the Date of Grant to the last date of employment (not to exceed 10 years) in accordance with the following schedule:

Number of	Percentage of
Full Years	Shares Purchasable

0 (Date of Grant)	0%
1	25%
2	50%
3	75%
4	100%

Notwithstanding anything in this Option Agreement to the contrary, the Committee, in its sole discretion, may waive the foregoing schedule of vesting and upon written notice to Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

     Section 4.  Procedure for Exercise. The Committee or its designee shall establish procedures for Exercise of the Option.

     Section 5.  Termination of Employment. If, for any reason other than Retirement, death, disability or Involuntary Termination, Optionee ceases to be employed by the Company or its Affiliates, the Option may be exercised to the extent Optionee would have been entitled to do so at the date of termination of employment during a thirty (30) day period after such date, but in no event may the Option be exercised after the expiration of the Option Period; provided, however, that if Optionee's employment ceases due to a Termination for Cause, then the Option or unexercised portion thereof shall expire upon such termination of employment.

     "Retirement"  shall mean termination of Optionee's employment, other than a Termination for Cause, after attainment of age 55 with at least five (5) years of service. "Involuntary Termination" shall mean termination of Optionee's employment at the election of the Company or an Affiliate, provided that such termination is not a Termination for Cause. Involuntary Termination shall not include a transfer of assignment or location of Optionee where Optionee is employed by the Company or an Affiliate both before and after the transfer. Involuntary Termination shall include changes in Optionee's employment as a result of a divestiture of assets whereupon Optionee no longer is an employee of the Company or its Affiliates. "Termination for Cause" shall mean termination of Optionee's employment by the Company or an Affiliate because of Optionee's (a) conviction of a felony which in the reasonable, good faith opinion of the Committee would have an adverse impact on the reputation or business of the Company or an Affiliate; (b) willful refusal without proper legal cause to perform Optionee's duties and responsibilities; (c) willfully engaging in conduct which Optionee has reason to know is materially injurious to the Company or an Affiliate; or (d) failure to meet clearly established and reasonable performance objectives or standards established by the Company or an Affiliate for Optionee's job position. The Committee's determination of the reason for Optionee's termination of employment or service shall be conclusive and binding.

     Section 6.  Retirement, Death, Disability or Involuntary Termination. In the event that Optionee's employment or service on the Board is terminated because of Optionee's Retirement, death, disability or Involuntary Termination, this Option may be exercised, at any time and from time to time, within a one year period after such termination of employment or service on the Board, by Optionee or, in the event of Optionee's death, by (i) the guardian of Optionee's estate, (ii) the executor or administrator of Optionee's estate, or (iii) the person or persons to whom Optionee's rights under this Option Agreement shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after the expiration of the Option Period. Notwithstanding Section 3, this Option shall be exercisable for the aggregate number of vested shares offered by this Option determined by the Schedule outlined in Section 3.

     Optionee shall be deemed to be disabled if Optionee is determined to be disabled under the Company's Long Term Disability Plan.

     Section 7. Transferability. This Option shall not be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee or his guardian or authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

     Section 8.  No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

     Section 9.  Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. In the event there occurs a Corporate Change (as defined in the Plan) and in connection with or as a result of such Corporate Change, neither William V. Morgan nor Richard D. Kinder holds or continues to hold the Office of Chairman or Vice Chairman of the Company, the Options granted hereunder shall immediately become fully exercisable and shall be governed by Paragraph VIII of the Plan.

     Section 10.  Changes in Capital Structure. If the outstanding shares of Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split or combination of shares, the number and kind of shares of Stock or other securities subject to the Plan or subject to the Option, and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

     Section 11.  Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 7) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

     Section 12.  Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

     Section 13.  Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

     Section 14.  No Right to Employment or Directorship. Optionee shall be considered to be in the employment of the Company or its Affiliates or in service on the Board so long as he or she remains an employee or director of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment or service on the Board and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company or its Affiliates or to continue service on the Board, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between Optionee and the Company or its Affiliates.

     Section 15.  Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee and Optionee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives and successors.

     Section 16.  Legends on Certificate. The certificates representing the shares of Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

     Section 17.  Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail or by any other method accepted by the Company or the Company's designee. All notices of the exercise of any Option hereunder shall be directed to Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention: Secretary, or to the Company's designee. Any notice given by the Company to Optionee directed to Optionee at the address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

     Section 18.  Construction and Interpretation. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 7 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     Section 19.  Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

     Section 20.  Entire Agreement; Amendment. This Option Agreement and any other agreements and instruments contemplated by this Option Agreement contain the entire agreement of the parties, and this Option Agreement may be amended only in writing signed by both parties.

     Section 21.  Modification and Severability. If a court of competent jurisdiction declares that any provision of this Option Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Option Agreement, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Option Agreement to which such declaration does not relate. In this event, this Option Agreement shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Option Agreement otherwise shall remain in full force and effect. If any provision of this Option Agreement is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the construction which renders it valid.

     Section 22.  Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

     Section 23.  Governing Law. This Option Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado and applicable federal law.

[Signature page follows]

IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been executed as of the ____ day of ___________, ______.

KINDER MORGAN, INC.

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Joseph Listengart VP, General Counsel

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Print Employee Name

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Employee Signature

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Employee Social Security Number